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                                   EXHIBIT 22


                         SUBSIDIARIES OF THE REGISTRANT


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
                                                                               Percent
                                             Business and                     Owned by              State of
Subsidiary                                     Location                      Registrant           Incorporation
----------                                     --------                      ----------           -------------
SGI Integrated Graphic                Limited Partner                           100%                Delaware
     Systems Inc.                     Wilmington, Delaware

SGI Delaware Systems Inc.             General Partner                           100%                Delaware
                                      Wilmington, Delaware

SGI Integrated Graphic                Screen printed materials,                 100%                Delaware
     Systems L.P.                     and illuminated and non-                                      (Partnership)
                                      illuminated architectural
                                      graphics
                                      Houston, Texas


Greenlee Lighting Inc.                Limited Partner                           100%                Delaware
                                      Wilmington, Delaware

Greenlee Incorporated                 General Partner                           100%                Delaware
                                      Wilmington, Delaware

Greenlee Lighting L.P.                Landscape Lighting                        100%                Delaware
                                      Dallas, Texas                                                 (Partnership)


Grady McCauley Inc.                   Digital image and screen                  100%                Ohio
                                      printed graphics
                                      North Canton, Ohio

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